UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              September 30, 2021

Sunwin Stevia International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53595	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengwang Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537- 4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	SUWN	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2021, Ms. Dongdong Lin resigned her position as CEO of Sunwin Stevia International, Inc. (the “Company”) due to personal reasons. Ms. Lin’s resignation is not due to any disagreement with the Company on any matter related to operations, policies, or practices.

On September 30, 2021, the Company appointed Mr. Jianjun Yan as CEO of the Company and as General Manager of Qufu Natural Green Engineering Co., Ltd (“Qufu Natural Green”), a wholly owned subsidiary of the Company. Mr. Yan, 52 years old, is currently serving as a Director of the Company, and has over 18 years of experience in the pharmaceutical production industry. Graduated from Hunan Medical University in 1993, Mr. Yan has worked in various positions in multiple pharmaceutical companies, such as Hunan Pharmaceuticals, Shandong Haisen Pharmaceuticals, Shandong Haishan Pharmaceuticals, etc. Since June 2021, Mr. Yan has also successfully founded and managed his own pharmaceutical production technology company, Qufu Shenghao Biotech Co., Ltd. We believe Mr. Yan’s expertise and experience in the industry will be greatly beneficial to the future growth of the Company.

Mr. Yan is a party to multiple related party loans to the Company and has no family relationship with any other executive officer or director. In accordance with Mr. Yan’s employment agreement, Mr. Yan will serve as CEO for a term of 5 years, from October 1, 2021 to September 30, 2026, the terms may be extended or renewed upon the agreement between both parties before the expiration date of the agreement. Mr. Yan’s compensation for his management position includes an annual wage of RMB 150,000 (approximately $23,000), reasonable work-related travel reimbursements and other employee benefits as stated in company employee policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN STEVIA INTERNATIONAL, INC.
Date: October 4, 2021	By: /s/ Jianjun Yan
Jianjun Yan, Chief Executive Officer